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                                                                    EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 33-31298 and 33-85020 of Silicon Valley Group, Inc. on Forms S-8 of our reports dated October 20, 1995 appearing in and incorporated by reference in this Annual Report on From 10-K of Silicon Valley Group, Inc. for the year ended September 30, 1995.



DELOITTE & TOUCHE LLP

San Jose, California
December 21, 1995